[LOGO]                                                          [NEWS RELEASE]

                     February 6, 2015

DOMINION MIDSTREAM PARTNERS ANNOUNCES 2014 EARNINGS

•	Generated $9.6 million distributable cash flow for post-IPO period
•	Declared $0.1389 per unit initial quarterly prorated distribution

RICHMOND, Va. – Dominion Midstream Partners (NYSE: DM) reported unaudited net income attributable to DM of $9.5 million, or $0.15 per limited partner unit for the period from the closing of its initial public offering (IPO) on Oct. 20, 2014 through Dec. 31, 2014 (the post-IPO period).  Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) attributable to DM was $9.5 million and distributable cash flow attributable to DM was $9.6 million for the post-IPO period.

QUARTERLY DISTRIBUTION
On Jan. 23, the board of directors declared its fourth-quarter 2014 cash distribution of $0.1389 per unit for the post-IPO period.  The pro-rated distribution corresponds to the minimum quarterly distribution of $0.175 per unit, or $0.70 per unit annually.

Distributions are payable on Feb. 13, 2015, to unit holders of record at the close of business Feb. 3, 2015.

BASIS OF 2014 RESULTS
Results of operations for 2014 include the results of Dominion Midstream Partners’ predecessor through Oct. 19, 2014.  Because results presented for periods prior to the IPO do not factor into distributable cash flow, this earnings release focuses on results of operations for the post-IPO period.  A reconciliation of the post-IPO period to the full year 2014 results is provided in the tables attached to this release.

ANALYST MEETING
Dominion Midstream Partners will also host an analyst meeting at The Waldorf Astoria in New York on Monday, Feb. 9, 2015, from 9:00 a.m. to 11:30 a.m. ET.  Management will discuss its long-term growth plan for Dominion Midstream, distribution policies and other matters of interest to the financial community.  Following the formal presentation management will be available to those in attendance for questions.  A live webcast, including accompanying slides, will be available on the company’s investor information page at www.dommidstream.com/investors.

ABOUT DOMINION MIDSTREAM
Dominion Midstream is a growth-oriented Delaware limited partnership formed by Dominion Resources, Inc. in March 2014 to initially own all of the outstanding preferred equity interests in Dominion Cove Point LNG, LP, a Delaware limited partnership, which owns liquefied natural gas import, storage, regasification and transportation assets. It is headquartered in Richmond, Va. For more information about Dominion Midstream, visit its website at www.dommidstream.com.

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CONTACTS:   Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
        Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

Dominion Midstream Partners, LP

Schedule A - Results of Operations*
(Unaudited)

Presented below are selected amounts related to Dominion Midstream's results of operations:

	Year Ended
	December 31,

	2014	2013
	(millions)

Operating revenue	$313.3	$343.5
Purchased gas	59.6	91.7
Net revenue	253.7	251.8
Other operations and maintenance	34.9	27.9
Depreciation and amortization	37.7	31.7
Other taxes	22.4	21.1
Income tax expense	51.8	61.7
Net income including noncontrolling interest	$106.9	$109.4
Less: Predecessor income prior to initial public offering on October 20, 2014	80.6
Net income including noncontrolling interest subsequent to initial public offering	26.3
Less: Net Income attributable to noncontrolling interest subsequent to initial public offering	16.8
Net income attributable to Dominion Midstream subsequent to IPO	$9.5

EBITDA	$196.4	$202.8
Adjusted EBITDA 1	$9.5
Distributable cash flow 1	$9.6

Distributions to public common unitholders 1	2.8
Distributions to Dominion 1
Common units	1.7
Subordinated units	4.4
Total distributions	$8.9

Aggregate Minimum Quarterly Distribution (MQD)	$8.9
Excess cash available for distribution above MQD	$0.7
% Excess cash available for distribution above MQD	7.3%

1) Represents amounts for the period from October 20, 2014 to December 31, 2014.

*The notes contained in Dominion Midstream's quarterly report on Form 10-Q or annual report on Form 10-K to be filed for year ended Dec. 31, 2014 are an integral part of the Consolidated Financial Statements.

HOW WE EVALUATE OUR OPERATIONS

Dominion Midstream management uses a variety of financial metrics to analyze our performance. These metrics are significant factors in assessing our operating results and include: (1) EBITDA; (2) Adjusted EBITDA; and (3) distributable cash flows.

EBITDA represents net income including noncontrolling interest before interest and related charges, income tax and depreciation and amortization. Adjusted EBITDA represents EBITDA after adjustment for a noncontrolling interest in Cove Point held by Dominion subsequent to the IPO. Distributable cash flows is defined as EBITDA adjusted for known timing differences between cash and income, less capital expenditures, plus contributions from Dominion to fund capital expenditures, and less cash attributable to the noncontrolling interest in Cove Point held by Dominion subsequent to the IPO.

The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income, and the GAAP measure most directly comparable to distributable cash flows is net cash provided by operating activities. EBITDA, Adjusted EBITDA and distributable cash flows should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and distributable cash flows exclude some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA, Adjusted EBITDA and distributable cash flows as presented may not be comparable to similarly titled measures of other companies.

Dominion Midstream Partners, LP
Schedule B - Reconciliation of EBITDA and Adjusted EBITDA to Net Income*
(Unaudited)

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each year. The Adjusted EBITDA measure is not applicable to the year ending Dec. 31, 2013.

	Year Ended
	December 31,
	2014	2013
Net income including noncontrolling interest	$106.9	$109.4
Add:
Depreciation and amortization	37.7	31.7
Interest and related charges	-	-
Income tax expense	51.8	61.7
EBITDA	$196.4	$202.8
Less:
Predecessor EBITDA prior to initial public offering	157.5
EBITDA subsequent to initial public offering	38.9
EBITDA attributable to noncontrolling interest 1	29.4
Adjusted EBITDA 1	$9.5

1)	Represents amounts for the period from October 20, 2014 to December 31, 2014.

*The notes contained in Dominion Midstream's quarterly report on Form 10-Q or annual report on Form 10-K to be filed for year ended Dec. 31, 2014 are an integral part of the Consolidated Financial Statements.

Dominion Midstream Partners, LP
Schedule C - Reconciliation of Distributable Cash Flow to Net Cash from Operating Activities*
(Unaudited)

The following table presents a reconciliation of distributable cash flow to the most directly comparable GAAP financial measure for 2014.

		Year Ended
		December 31, 2014

Net cash provided by operating activities		$ 156.1
Add:
	Income tax expense	51.8
	Changes in working capital	(11.5)
EBITDA		196.4
Less:
	Predecessor EBITDA prior to initial public offering	157.5
EBITDA subsequent to initial public offering		38.9

Adjustments to cash:
	Plus: Other taxes 1	4.3
	Less: Renegotiated contract payments 2	(2.6)
	Less: Maintenance capital expenditures 3	(4.5)
	Less: Expansion capital expenditures 3	(208.0)
	Plus: Net proceeds from the IPO to fund capital expenditures 4	340.9
	Less: Net proceeds from the IPO to be used to fund future capital expenditures 3	(128.4)
	Plus: Non-cash director compensation	0.1
Cash available to Dominion Midstream and noncontrolling interest 5		40.7

Cash attributable to noncontrolling interest 5, 6		31.1
Distributable cash flows 5		$ 9.6

1)	Adjustment to reflect the timing difference between cash paid for property taxes and the amount recognized
	into expense.
2)	Cove Point renegotiated certain import-related contracts that resulted, and will result, in annual payments in the
	years 2013 through 2017 totaling approximately $50 million. This is to adjust for the difference between cash
	received and revenue recognized.
3)	Reflects maintenance capital expenditures on the Cove Point LNG Facility and Cove Point Pipeline to maintain
	Cove Point’s long-term operating capacity and operating income and expansion capital expenditures, primarily for
	the Liquefaction Project, made to increase Cove Point’s long-term operating capacity and operating income whether
	through construction or acquisitions. Dominion has indicated that it intends to provide the funding necessary for
	the maintenance and expansion capital expenditures for both the existing Cove Point LNG Facility and Cove Point Pipeline
	and the Liquefaction Project, but is under no obligation to do so.
4)	Net proceeds from the IPO were contributed to Cove Point to fund capital expenditures. Any excess of net proceeds
	from the IPO over capital expenditures for the year will be used to fund capital expenditures in future periods.
5)	Represents amounts for the period from October 20, 2014 to December 31, 2014.
6)	The Preferred Equity Interest is a perpetual, non-convertible preferred equity interest entitled to the first
	$50 million of annual cash distributions made by Cove Point. Any excess in cash available over $50 million is
	attributable to the noncontrolling interest but not available for distribution until the distribution reserve
	has been fully funded.

*The notes contained in Dominion Midstream's quarterly report on Form 10-Q or annual report on Form 10-K to be filed for year ended
Dec. 31, 2014 are an integral part of the Consolidated Financial Statements.

Dominion Midstream Partners, LP

Schedule D - Consolidated Statements of Income*
Unaudited (GAAP Based)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
		(Predecessor)		(Predecessor)
(in millions, except per unit data)
Operating Revenue	$ 67.5	$ 67.5	$ 313.3	$ 343.5

Operating Expenses
Purchased gas	4.1	4.1	59.6	91.7
Other operations and maintenance	6.7	6.4	34.9	27.9
Depreciation and amortization	14.2	7.7	37.7	31.7
Other taxes	5.6	5.4	22.4	21.1
Total operating expenses	30.6	23.6	154.6	172.4

Income from operations	36.9	43.9	158.7	171.1

Other income	0.1	-	-	-
Income from operations including noncontrolling interest before income taxes	37.0	43.9	158.7	171.1

Income tax expense	5.3	16.6	51.8	61.7

Net income including noncontrolling interest	$ 31.7	$ 27.3	$ 106.9	$ 109.4
Less: Predecessor income prior to initial public offering on October 20, 2014	5.4		80.6
Net income including noncontrolling interest subsequent to initial public offering	26.3		26.3
Less: Net income attributable to noncontrolling interest subsequent to initial public offering	16.8		16.8
Net income attributable to limited partners subsequent to initial public offering	$ 9.5		$ 9.5

Net income attributable to partners ownership interest subsequent to initial public offering
Common unitholder's interest in net income	4.8		4.8
Subordinated unitholder's interest in net income	4.7		4.7
Net income attributable to Dominion Midstream Partners, LP	9.5		9.5

Net income subsequent to initial public offering per partner unit (basic and diluted)
Common Units	$ 0.15		$ 0.15
Subordinated Units	$ 0.15		$ 0.15

*The notes contained in Dominion Midstream's quarterly report on Form 10-Q or annual report on Form 10-K to be filed for year ended
Dec. 31, 2014 are an integral part of the Consolidated Financial Statements.